UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

SeaBright Holdings, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34204 (Commission File Number)	56-2393241 (IRS Employer Identification No.)

1501 4th Avenue, Suite 2600 Seattle, Washington 98101 (Address of Principal executive offices, including Zip Code)

206-269-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of SeaBright Holdings, Inc. (the “Company”) adopted the 2012 Bonus Plan (the “2012 Bonus Plan”).  Each of the Company’s managers and executive officers is eligible to participate in the 2012 Bonus Plan, including the Company’s named executive officers.  The establishment of a bonus pool under the 2012 Bonus Plan will be determined by the Company’s achievement of pretax income excluding all capital gains, losses and bonuses (the “Pretax Income Metric”) for 2012.  The 2012 Bonus Plan identifies three levels of achievement for the Pretax Income Metric.  If the Company’s achievement of the Pretax Income Metric is below a minimum level, the performance bonus multiplier will be 0%.  If the Company’s achievement of the Pretax Income Metric is at the target level, the performance bonus multiplier will be 100%.  If the Company’s achievement of the Pretax Income Metric is at or above a maximum level, the performance bonus multiplier will be 200%.  If the Company’s achievement falls between the threshold, target or maximum performance goals, the performance bonus multiplier will be determined by straight line interpolation.  The performance bonus multiplier will be applied to each participant’s target bonus to determine the performance bonus that is earned.  The Committee will then review the pre-agreed individual business unit or department quantitative goals, plus selected individual personal achievement goals, and may, in its sole discretion, reduce the amount of the bonus otherwise earned, based on the achievement of such individual goals.

The individual target bonuses for the 2012 fiscal year for each of the named executive officers are unchanged from the target bonuses for 2011.

A copy of the Bonus Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By:	/s/ John G. Pasqualetto
Name: John G. Pasqualetto
Title: President and Chief Executive Officer

Date: February 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	SeaBright Holdings, Inc. 2012 Bonus Plan